PROXY STATEMENT
OF
BULLDOG INVESTORS GENERAL PARTNERSHIP
AND
KARPUS MANAGEMENT, INC.

STOCKHOLDERS OF SELIGMAN QUALITY MUNICIPAL FUND, INC.
IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF DIRECTORS
AT THE ANNUAL MEETING OF SHAREHOLDERS
(To be held on October 19, 2006)

Bulldog Investors General Partnership ("BIGP") and Karpus Management, Inc., d/b/a Karpus Investment Management ("Karpus") , stockholders of Seligman Quality Municipal Fund, Inc. (the"Fund"), are sending this proxy statement and the enclosed GREEN proxy card to common stockholders of record as of September --, 2006 (the "Record Date") of the Fund. We are soliciting a proxy to vote your shares at the Annual Meeting of Shareholders of the Fund (the "Meeting"). Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting and the matters to be considered by shareholders including the election of directors. This proxy statement and the enclosed GREEN proxy card are first being sent to common stockholders of the Fund on or about September --, 2006.

INTRODUCTION

There are two matters that the Fund has scheduled to be voted upon at the Meeting: (1) to elect four Directors; and (2) to ratify the selection of Deloitte & Touche LLP as auditors of the Fund for 2007. In addition, we intend to: (3) submit a proposal to shareholders to open-end the Fund; (4) submit a proposal designed to ensure a fair election; and (5) submit a proposal to terminate the management agreement between the Fund and J. & W. Seligman & Co. Incorporated.

We are soliciting a proxy to vote your shares FOR the election of our nominees as directors and FOR each of the above proposals.

How Proxies Will Be Voted

If you wish to vote FOR the election of our nominees and/or to vote on any of our proposals, you may do so by completing and returning a GREEN proxy card to us or to our agent. Unless you direct otherwise, your shares will be voted FOR the election of our nominees, FOR the ratification of Deloitte & Touche LLP as auditors of the Fund for 2007 and FOR each of our proposals. In addition, you will be granting the proxy holder(s) discretionary authority to vote on any other matters that may come before the Meeting including matters relating to the conduct of the Meeting.

Voting Requirements

The presence in person or by proxy of more than 50% of the Fund's outstanding shares shall constitute a quorum. The Fund's bylaws currently require that each director must be elected by the affirmative vote of the holders of a majority of the votes entitled to be cast. However, if our nominees receive a plurality of the votes cast, we may file a lawsuit to have them declared elected. Proposals 2, 3 and 4 each require the affirmative vote of a majority of the votes cast for approval. Proposal 5 requires the lesser of the affirmative vote of 67% of the shares present at the Meeting or more than 50% of the outstanding shares. Abstentions and broker non-votes will only have an impact on Proposal 5, in which case they will be treated as votes against it.

Revocation of Proxies

You may revoke any proxy prior to its exercise by: (i) delivering a written revocation of your proxy at the Meeting; (ii) executing and delivering a later dated proxy; or (iii) voting in person at the Meeting. Attendance at the Meeting will not in and of itself revoke a proxy. There is no limit on the number of times you may revoke your proxy prior to the Meeting. Only your latest dated proxy will be counted.

PROPOSAL 1: ELECTION OF DIRECTORS

At the Meeting, we intend to nominate the following persons for election as directors. Each nominee has consented to being named in this proxy statement and to serve as a director if elected. Unless noted, none of our nominees personally owns shares or has any arrangement or understanding with any person with respect to any future employment by the Fund or by any affiliate of the Fund. We do not know of any material conflicts of interest that would prevent any of us from acting in the best interest of the Fund. Please refer to the Fund's proxy soliciting material for additional information concerning the election of directors.

Phillip Goldstein (born 1945); 60 Heritage Drive, Pleasantville, New York 10570 - Mr. Goldstein is a self-employed investment advisor and a principal of the general partner of three investment partnerships in the Bulldog Investors group of funds, Opportunity Partners L.P., Opportunity Income Plus Fund L.P., and Full Value Partners L.P. He has been a director of the Mexico Income and Equity Fund since 2000, Brantley Capital Corporation since 2001, the Emerging Markets Telecommunications Fund since 2005 and the First Israel Fund since 2005. Mr. Goldstein is a principal of three limited partnerships that are general partners of BIGP. Mr. Goldstein and his wife jointly beneficially own 38,500 Shares which they acquired between July 26, 2005 and July 13, 2006.

Gerald Hellerman (born 1937); 10965 Eight Bells Lane, Columbia, Maryland 21044 - Mr. Hellerman is the managing director of Hellerman Associates, a financial and corporate consulting firm. He has been a director of the Mexico Income and Equity Fund since 2001, Brantley Capital Corporation until 2006, MVC Capital, Inc. since 2003 and Air Net Systems, Inc since 2005.

Rajeev Das (born 1968); 68 Lafayette Ave., Dumont, New Jersey 07628 - Mr. Das is the CFO and a Senior Analyst for Kimball & Winthrop, Inc, the general partner and investment advisor for Opportunity Partners L.P. and is an principal of the general partner and investment advisor to Opportunity Income Plus Fund L.P. He has been a director of the Mexico Income and Equity Fund since 2001 and Brantley Capital Corporation until 2006. Mr. Das is a principal of a limited partnership that is a general partner of BIGP.

Andrew Dakos (born 1966); 43 Waterford Drive, Montville, New Jersey 07045 - Mr. Dakos is President and CEO of Uvitek Printing Ink, Inc., an ink and coating manufacturing company; Managing Member of the general partner of Full Value Partners L.P., and President of Elmhurst Capital, Inc. an investment advisory firm. He has been a director of the Mexico Income and Equity Fund since 2001 and Brantley Capital Corporation until 2006. Mr. Dakos is a principal of three limited partnerships that are general partners of BIGP.

PROPOSAL 2: RATIFICATION OF SELECTION OF AUDITORS

Unless instructions to the contrary are given, your proxy will be voted to ratify the selection of Deloitte & Touche LLP as auditors of the Fund for 2007.

PROPOSAL 3: THE SHAREHOLDERS REQUEST THAT THE BOARD
OF DIRECTORS SHALL PROMPTLY TAKE THE STEPS
NECESSARY TO OPEN-THE FUND

Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal. If adopted, this proposal will not be binding on the board.

PROPOSAL 4: TO COMPLY WITH SECTIONS 18(I), 2(A)(42), 16(A), 1(B)(2), 1(B)(3) AND 36 OF THE INVESTMENT COMPANY ACT OF 1940, EFFECTIVE AS OF 12:01 A.M. OF THE DATE OF THE 2006 ANNUAL MEETING OF STOCKHOLDERS AND NOTWITHSTANDING ANY PROVISION TO THE CONTRARY OF THE FUND'S ARTICLES OF INCORPORATION OR ITS BYLAWS OR OF MARYLAND LAW, (A) EVERY BENEFICIAL OR RECORD STOCKHOLDER OF THE FUND ENTITLED TO ATTEND THE ANNUAL MEETING SHALL BE ENTITLED TO NOMINATE FOR DIRECTOR AND TO VOTE HIS OR HER SHARES FOR THE ELECTION OF ANY PERSON OR PERSONS OF HIS OR HER CHOICE, (B) NO DIRECTOR OR OFFICER OF THE FUND SHALL TAKE ANY ACTION WHOSE PRIMARY PURPOSE IS TO IMPEDE OR FRUSTRATE ANY STOCKHOLDER FROM NOMINATING OR VOTING HIS OR HER SHARES FOR SUCH PERSONS AND (C) AT A MEETING AT WHICH A QUORUM IS PRESENT, THE PERSONS RECEIVING THE MOST VOTES SHALL BE DECLARED ELECTED AS DIRECTORS. ANY ACTION BY ANY DIRECTOR OR OFFICER OF THE FUND TO SUBVERT THE INTENT OF THIS PROPOSAL SHALL BE DEEMED TO BE A BREACH OF FIDUCIARY DUTY UNDER SECTION 36 OF THE INVESTMENT COMPANY ACT OF 1940 AND UNDER MARYLAND LAW

Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

PROPOSAL 5: THE MANAGEMENT AGREEMENT BETWEEN THE FUND
AND J. & W. SELIGMAN & CO. INCORPORATED SHALL BE TERMINATED

Unless instructions to the contrary are given, your proxy will be voted in favor of this proposal.

THE SOLICITATION

Persons affiliated with or employed by BIGP or Karpus or their affiliates may assist us in the solicitation of proxies. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of common shares for whom they hold shares of record. We will reimburse these organizations for their reasonable out-of-pocket expenses.

Initially, we will bear all of the expenses related to this proxy solicitation. Because we believe that all shareholders will benefit from this solicitation, we intend to seek reimbursement of our expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of our solicitation expenses which we estimate to be approximately $25,000. There is no arrangement or understanding involving BIGP, Karpus or any of our affiliates relating to future employment by or any future transaction with the Fund or any of its affiliates.

Other than as set forth in this Proxy Statement, there are no contracts, arrangements, or understandings entered into by any of the participants in the solicitation or, to the participants' knowledge, any of their respective associates within the past year with any person with respect to any of the Fund's securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division or losses or profits, of the giving or withholding of proxies.

Except as set forth in the Proxy Statement, none of the participants in the solicitation or, to the participants' knowledge, any of their associates has entered into any agreement or understanding with any person with respect to: (i) any future employment by the Fund or its affiliates; or (ii) any future transactions to which the Fund or any of its affiliates will or may be a party.

BIGP and Karpus are the soliciting stockholders. As of September --, 2006, BIGP and Karpus respectively beneficially owned ---------- and ------------ shares of the Fund, all of which have been purchased within the past two years. As noted below, three of our nominees are affiliated with BIGP.

PROXY CARD

Proxy Solicited in Opposition to the Board of Directors of Seligman Quality
Municipal Fund, Inc. (the "Fund") by Bulldog Investors General Partnership
("BIGP") and Karpus Management, Inc. ("Karpus") for the 2006 Annual Meeting
of Shareholders

The undersigned hereby appoints Phillip Goldstein, Rajeev Das, Andrew Dakos, and Sharon Thornton and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Seligman Quality Municipal Fund, Inc. and any adjourned or postponed Meeting, and to vote on all matters that come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below.

(INSTRUCTIONS: Mark votes by placing an "x" in the appropriate .)

1. ELECTION OF FOUR DIRECTORS

   FOR GERALD HELLERMAN       WITHHOLD AUTHORITY

   FOR PHILLIP GOLDSTEIN          WITHHOLD AUTHORITY

   FOR RAJEEV DAS                        WITHHOLD AUTHORITY

   FOR ANDREW DAKOS               WITHHOLD AUTHORITY

2. RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS AUDITORS OF THE FUND FOR 2006

   FOR            AGAINST            ABSTAIN

3. THE SHAREHOLDERS REQUEST THAT THE BOARD OF DIRECTORS PROMPTLY TAKE THE STEPS NECESSARY TO OPEN-END THE FUND

   FOR            AGAINST            ABSTAIN

4. TO COMPLY WITH SECTIONS 18(I), 2(A)(42), 16(A), 1(B)(2), 1(B)(3) AND 36 OF THE INVESTMENT COMPANY ACT OF 1940, EFFECTIVE AS OF 12:01 A.M. OF THE DATE OF THE 2006 ANNUAL MEETING OF STOCKHOLDERS AND NOTWITHSTANDING ANY PROVISION TO THE CONTRARY OF THE FUND'S ARTICLES OF INCORPORATION OR ITS BYLAWS OR OF MARYLAND LAW, (A) EVERY BENEFICIAL OR RECORD STOCKHOLDER OF THE FUND ENTITLED TO ATTEND THE ANNUAL MEETING SHALL BE ENTITLED TO NOMINATE FOR DIRECTOR AND TO VOTE HIS OR HER SHARES FOR THE ELECTION OF ANY PERSON OR PERSONS OF HIS OR HER CHOICE, (B) NO DIRECTOR OR OFFICER OF THE FUND SHALL TAKE ANY ACTION WHOSE PRIMARY PURPOSE IS TO IMPEDE OR FRUSTRATE ANY STOCKHOLDER FROM NOMINATING OR VOTING HIS OR HER SHARES FOR SUCH PERSONS AND (C) AT A MEETING AT WHICH A QUORUM IS PRESENT, THE PERSONS RECEIVING THE MOST VOTES SHALL BE DECLARED ELECTED AS DIRECTORS. ANY ACTION BY ANY DIRECTOR OR OFFICER OF THE FUND TO SUBVERT THE INTENT OF THIS PROPOSAL SHALL BE DEEMED TO BE A BREACH OF FIDUCIARY DUTY UNDER SECTION 36 OF THE INVESTMENT COMPANY ACT OF 1940 AND UNDER MARYLAND LAW

   FOR            AGAINST            ABSTAIN

5. THE MANAGEMENT AGREEMENT BETWEEN THE FUND AND J&W SELIGMAN & CO. INCORPORATED SHALL BE TERMINATED.

   FOR            AGAINST            ABSTAIN

Please sign and date below. Your shares will be voted as directed. If no direction is made, this proxy will be voted FOR the election of the nominees named above in Proposal 1 and FOR Proposals 2, 3, 4, and 5. The undersigned hereby acknowledges receipt of the proxy statement dated September --, 2006 of BIGP and Karpus and revokes any proxy previously executed.

Signature(s):________________________________    Dated: __________________